Exhibit 10.16

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	July 1 through July 31

STATEMENT OF OPERATIONS (Income Statement)
The Statement of Operations is to be prepared on an accrual basis. The accrual basis of accounting recognizes revenue when it is realized and expenses when they are incurred, regardless of when cash is actually received or paid.

REVENUES	MONTH	CUMULATIVE -FILING TO DATE
Gross Revenues	$	$10
Less: Returns and Allowances	-	-
Net Revenue	-	10
COST OF GOODS SOLD
Beginning Inventory		-
Add: Purchases	-	.
Add: Cost of Labor		281
Add: Other Costs (attach schedule)		401
Less: Ending Inventory		-
Cost of Goods Sold		682
Gross Profit	-	692
OPERATING EXPENSES
Advertising	.	-
Auto and Truck Expense	-	-
Bad Debts	-	-
Contributions	-	-
Employee Benefits Programs	.	-
Officer/Insider Compensation*	-	-
Insurance	„	-
Management Fees/Bonuses	-	-
Office Expense	-	-
Pension & Profit-Sharing Plans	.	-
Repairs and Maintenance	-	-
Rent and Lease Expense	.	-
Salaries/Commissions/Fees	-	-
Supplies	-	-
Taxes - Payroll	-	-
Taxes - Real Estate	-	-
Taxes - Other (refund on franchise taxes)		76,906
Travel and Entertainment		-
Utilities		-
Other (attach schedule)	(6,139)	(9,982)
Total Operating Expenses Before Depreciation	(6,139)	66,924
Depreciation/Depletion/Amortization	(39,741)	(218,577)
Net Profit (Loss) Before Other Income & Expenses	(45,880)	(150,961)
OTHER INCOME AND EXPENSES
Other Income (attach schedule)	-	-
Interest Expense	27,092	(93,973)
Other Expense (attach schedule)		-
Net Profit (Loss) Before Reorganization Items	(18,788)	(244,934)

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	July 1 through July 31

REORGANIZATION ITEMS
Professional Fees	-	-
U. S. Trustee Quarterly Fees	(6,500)	(6,825)
Interest Earned on Accumulated Cash from Chapter 11 (see continuation sheet)		-
Gain (Loss) from Sale of Equipment		-
Other Reorganization Expenses (attach schedule)		-
Total Reorganization Expenses	(6,500)	(6,825)
Income Taxes	-	-
Net Profit (Loss)	$(25,288)	$(251,759)
*"Insider" is defined in 11 U.S.C. Section 101(31).

BREAKDOWN OF "OTHER" CATEGORY

OTHER COSTS
63000-63900 - DC - Construction & Other	401

OTHER OPERATIONAL EXPENSES
80200 - Bank Charges	$1,877	3,020
80450 - Contract Labor		920
80700 - Dues & Subscriptions		127
82000 - Legal & Professional	4,039	5,659
83200 - Penalties		35
82400 - Office Expenses	223	221
OTHER INCOME

OTHER EXPENSES

OTHER REORGANIZATION EXPENSES

Reorganization Items - Interest Earned on Accumulated Cash from Chapter 11:
Interest earned on cash accumulated during the chapter 11 case, which would not have been earned but for the bankruptcy proceeding, should be reported as a reorganization item.